UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 13, 2008

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California 91101	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors

On February 13, 2008, the Board of Directors of the Company appointed Marshall Geller to serve as a Director of the Company and appointed him Chairman of the Compensation Committee, until the next meeting of the shareholders of the Company. Additionally, Mr. Geller was appointed to serve on the Audit Committee, effective February 15, 2008. Mr. Geller is a Senior Managing Director of St. Cloud Capital LLC. Marshall spent over twenty years as Senior Managing Director for Bear, Stearns & Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. He is currently a director of 1st Century Bank, NA, ValueVision Media, Inc., GP Strategies Corporation, National Holdings Corporation and SCPIE Holdings, Inc. Mr. Geller also serves as a member of the Board of Governors of Cedars-Sinai Medical Center, Los Angeles. Mr. Geller graduated from California State University, Los Angeles, with a BS in Business Administration, where he currently serves on the Dean’s Advisory Council for the College of Business & Economics.

The Company and Mr. Geller entered into an agreement dated February 13, 2008, effective upon and subject to his appointment, providing for an annual retainer of $40,000 for his role as director and an additional annual retainer of $10,000 for his role as Chairman of the Compensation Committee. He will also be eligible to receive a grant of options, subject to a four-year vesting schedule, to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such shares on the date of grant. In addition, The Company’s current bylaws provide that on the date of the annual meeting of stockholders, each independent director who has been re-elected to office by the stockholders shall receive a grant of a nonqualified stock option for 7,500 shares, vesting and with a term according to the Company’s standard practices in that regard.

A Press Releases announcing the appointment of Mr. Geller as director as described above is attached hereto as Exhibit 99.

On February 13, 2008, the Board of Directors of the Company appointed Stephen C. Richards to serve as a Director of the Company and appointed him Chairman of the Audit Committee, effective February 15, 2008, until the next meeting of the shareholders of the Company. Mr. Richards served as Chief Financial Officer of McAfee, Inc., from April 2001 until his retirement in December 2004. He also concurrently served as Chief Operating Officer from November 2001 to December 2004. Prior to that, he was Chief Online Trading Officer of E*TRADE Group, Inc. His previous roles at E*TRADE also included: Senior Vice President, Corporate Development and New Ventures, and Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to E*TRADE, he was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., Vice President/Deputy Controller of Becker Paribas, and First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards is a Certified Public Accountant and member of the Board of Directors of Cray Inc. and TradeStation Group, Inc. He received a BA from the University of California at Davis and an MBA in Finance from the University of California at Los Angeles.

The Company and Mr. Richards entered into an agreement dated February 13, 2008, effective upon and subject to his appointment, providing for an annual retainer of $40,000 for his role as director and an additional annual retainer of $15,000 for his role as Chairman of the Audit Committee. He will also be eligible to receive a grant of options, subject to a four-year vesting schedule, to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such shares on the date of grant. In addition, The Company’s current bylaws provide that on the date of the annual meeting of stockholders, each independent director who has been re-elected to office by the stockholders shall receive a grant of a nonqualified stock option for 7,500 shares, vesting and with a term according to the Company’s standard practices in that regard.

A Press Releases announcing the appointment of Mr. Richards as director as described above is attached hereto as Exhibit 99.

On February 13, 2008, the Board of Directors of the Company appointed Robert G. van Schoonenberg to serve as a Director of the Company and appointed him Chairman of the Nominating and Governance Committee, effective February 15, 2008, until the next meeting of the shareholders of the Company. Additionally, Mr. von Schoonenberg was appointed to serve on the Compensation Committee, effective February 15, 2008. Mr. van Schoonenberg is Executive Vice President, Chief Legal Officer and Secretary of the Board of Avery Dennison Corporation. He has served as Secretary and Chief Counsel at the company for over 25 years, bringing a wealth of public board room experience. As Chief Legal Officer, Mr. van Schoonenberg has overseen major internal and compliance investigations as well as civil litigation that required extensive electronic evidence discovery requirements. He received his Juris Doctor degree from University of Michigan School of Law, his MBA from the University of Wisconsin at Madison and his undergraduate degree from Marquette University. Mr. van Schoonenberg also serves on the Board of Trustees for Southwestern University School of Law.

The Company and Mr. van Schoonenberg entered into an agreement dated February 13, 2008, effective upon and subject to his appointment, providing for an annual retainer of $40,000 for his role as director. He will also be eligible to receive a grant of options, subject to a four-year vesting schedule, to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such shares on the date of grant. In addition, The Company’s current bylaws provide that on the date of the annual meeting of stockholders, each independent director who has been re-elected to office by the stockholders shall receive a grant of a nonqualified stock option for 7,500 shares, vesting and with a term according to the Company’s standard practices in that regard.

A Press Releases announcing the appointment of Mr. van Schoonenberg as director as described above is attached hereto as Exhibit 99.

The appointment of the above Directors means that the Company remains fully compliant with the NASDAQ Listing Standards and specifically, 4350(c)(1) of the Marketplace Rules requiring that independent Directors comprise a majority of Directors of the Board.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release, dated February 14, 2008, issued by Guidance Software, Inc.

99.2	Form of Indemnification Agreement entered into with Directors of Guidance Software, Inc.

99.3	Form of Offer Letter made to nominated Directors of Guidance Software, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: February 14, 2008	By:	/s/ Victor Limongelli
	Name:	Victor Limongelli
	Title:	Chief Executive Officer and Director